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                                                                EXHIBIT 10.1(ak)

                                    AMENDMENT
                                     TO THE
              SAUER-DANFOSS INC. NON-EMPLOYEE DIRECTOR STOCK OPTION
                            AND RESTRICTED STOCK PLAN

      1. Paragraph 9.1 of Article 9 of the Sauer-Danfoss Inc. Non-Employee Director Stock Option and Restricted Stock Plan (the "Plan") provides that it may be amended by action of the Board of Directors of Sauer-Danfoss Inc. (the "Company"). In accordance with the provisions of that paragraph and pursuant to resolutions duly adopted by the Board of Directors of the Company, the Plan is hereby amended as follows:

      (a) The existing subparagraph (iii) of Article 2.(e) is deleted in its entirety and new subparagraphs (iii) and (iv) of said Article 2.(e) are added to read as follows:

            "(iii) The stockholders of the Company approve a plan of complete liquidation of the Company; or

            (iv) The consummation of: (i) the sale or disposition of all or substantially all of the Company's assets; or (ii) a merger, consolidation, or reorganization of the Company with or involving any other corporation or entity, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization"

      2. The changes made by this Amendment shall not apply to Awards (as defined in the Plan) that are outstanding under the Plan prior to the date this Amendment was adopted by the Board of Directors of the Company.

                                        The above Amendment was duly adopted by
                                        resolutions passed by the Board of
                                        Directors of the Company at its meeting
                                        held on December 4, 2002


                                        ----------------------------------------
                                        Kenneth D. McCuskey, Secretary of
                                        the Company